Exhibit 99.2

FOR IMMEDIATE RELEASE

MISCOR Group Names Michael P. Moore
President and Chief Executive Officer

MASSILLON, Ohio, June 17, 2010 – Industrial services provider MISCOR Group, Ltd. (OTC BB: MIGL) today named Michael P. Moore president and chief executive officer of MISCOR Group, and president of the Company’s subsidiaries, Magnetech Industrial Services, Inc. and HK Engine Components, LLC.  Mr. Moore succeeds John Martell, who will maintain an active role with the Company as chairman of the board.

Moore formerly served as president of Akron, Ohio-based Emerald Performance Materials, a Lubrizol divestiture and leading supplier of niche chemicals to automotive, food, textile and other industrial and consumer markets with annual revenues of approximately $400 million.  Moore has extensive experience in manufacturing services and operations, having held a variety of senior positions with Lubrizol, Noveon and BF Goodrich.  In addition to a bachelor’s degree in chemical engineering from Ohio State University, Moore holds an MBA from Baldwin Wallace College in Berea, Ohio.

“We are very pleased that Mike has joined our team, as we believe his leadership and specific operational experience within manufacturing, services and related industries will be an asset to our organization and our continued efforts to achieve improved financial results,” said Chairman John Martell.  “Although the past year has been challenging, the implementation of our cost-cutting measures and the completion of our previously announced restructuring plan have positioned MISCOR to take advantage of the anticipated economic upturn.  We look forward to drawing on Mike’s leadership as external conditions improve.”

Michael Moore commented: “I am delighted  to become a part of MISCOR and work with the management team in moving the Company forward, both through our near-term challenges and as we identify and execute on future opportunities.”

About MISCOR
Massillon, Ohio-based MISCOR Group, Ltd. (OTC BB: MIGL) currently provides electrical and mechanical solutions to industrial, commercial and institutional customers through two segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries, including electric motor and wind power, and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries; and Rail Services, consisting of the Company’s manufacturing and rebuilding of power assemblies, engine parts, and other components related to large diesel engines.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements.  These forward-looking statements reflect the Company's views, expectations and

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beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company's future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items.  There are a number of factors, many of which are beyond the Company's control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict.  Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, ability to complete planned divestitures and varying and sometimes volatile economic conditions.  For further discussion of risks and uncertainties, individuals should refer to the Company's SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:
Karen Keller, Jeff Lambert
Lambert, Edwards & Associates
(616) 233-0500 kkeller@lambert-edwards.com